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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Phoenix Technologies Ltd. on Form S-8 (File numbers 33-58027, 33-67858, 33-24416, 33-26996, 33-30939, 33-30940, 33-44211 and 33-81984) of our reports dated October 27, 1995, on our audits for the consolidated financial statements and financial statement schedule of Phoenix Technologies Ltd. as of September 30, 1995 and 1994 and for each of the three fiscal years in the period ended September 30, 1995, which reports are included in this Annual Report on Form 10-K.


                                             /s/ Coopers & Lybrand L.L.P.

                                             COOPERS & LYBRAND, L.L.P.

San Jose, California
December 27, 1995